FEDERAL IDENTIFICATION
                                                          NO. 04-1659040
                                                              ----------

--------------              The Commonwealth of Massachusetts
Examiner                          William Francis Galvin
                              Secretary of the Commonwealth
                  One Ashburton Place, Boston, Massachusetts 02108-1512

                            RESTATED ARTICLES OF ORGANIZATION
                         (General Laws, Chapter 156B, Section 74)
--------------
Name Approved

                       We, Kevin G. Champagne        , President,
                       and J. Louis LeBlanc              , Clerk,
                       of Seacoast Financial Services Corporation
                       ------------------------------------------
                              (Exact name of corporation)

                  located at 791 Purchase Street, New Bedford, MA 02740
                  ------------------------------------------------------
                      (Street address of corporation Massachusetts)

                  do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting at which a quorum was present held on August 24, 1998 by a vote of: 113 corporators of 142 corporators entitled to vote thereon, being all of the corporators present and entitled to vote at such meeting:

C    [ ]                           ARTICLE I
P    [ ]                The name of the corporation is:
M    [ ]
R.A. [ ]              Seacoast Financial Services Corporation


                                   ARTICLE II

     The purpose of the corporation is to engage in the following business activities:

To buy, sell, deal in, or hold securities of every kind and description; and in general to carry on any business permitted to corporations organized under Chapter 156B of the Massachusetts General Laws as now in force or hereafter amended.


P.C.

                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

---------------------------------------------------------------------------------------------
           WITHOUT PAR VALUE                          WITH PAR VALUE
---------------------------------------------------------------------------------------------
TYPE             NUMBER OF SHARES       TYPE         NUMBER OF SHARES        PAR VALUE
---------------------------------------------------------------------------------------------
Common:                 0              Common:          100,000,000             $.01
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Preferred:              0             Preferred:         10,000,000             $.01
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------


                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

See Continuation Sheet IVA attached hereto and made a part hereof.


                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None.

                                   ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheet VIA attached hereto and made a part hereof.


Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                             CONTINUATION SHEET IVA
                           ARTICLE IV. CAPITAL STOCK.

         Section 4.1 Capital Stock. A description of the different classes and series of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

                  4.1.1 Common Stock. Each holder of Common Stock shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of Common Stock held by him or her. The holders of the Common Stock shall be entitled to such dividends as may from time to time be declared by the Board of Directors out of any funds legally available for the declaration of dividends, subject to any provisions of these Articles of Organization, as amended from time to time (these "Articles"), and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder. Subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder, upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive pro rata all assets of the Corporation available for distribution to its stockholders.

                  There shall be no cumulative voting rights in the election of Directors. Each share of Common Stock shall have the same relative rights as, and be identical in all respects with, all the other shares of Common Stock.

                  4.1.2 Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of shares of Preferred Stock with or without series, and, by filing a certificate pursuant to the applicable law of The Commonwealth of Massachusetts (the "Certificate of Designation"), to establish from time to time the number of shares to be included in each such series and to fix the designation, preferences, voting powers, qualifications and special or relative rights or privileges of the shares of each such series. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than the total number of authorized shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series except as set forth in the Certificate of Designation. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of one or more of the following:

                           (a)      The number of shares constituting that
series, which number may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors, and the distinctive designation of that series;

                           (b)      Whether any dividend shall be paid on shares
of that series, and, if so, the dividend rate on the shares of that series; whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                           (c)      Whether shares of that series shall have
voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

                           (d)      Whether shares of that series shall be
convertible into shares of Common Stock or another security and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                           (e)      Whether shares of that series shall be
redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

                           (f)      Whether, in the event of purchase or
redemption of the shares of that series, any shares of that series shall be restored to the status of authorized but unissued shares or shall have such other status as shall be set forth in the Certificate of Designation;

                           (g)      The rights of the shares of that series in
the event of the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation or entity, or the merger of any other corporation or entity into it, or the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of shares of that series to payment in any such event;

                           (h)      The price or other consideration for which
the shares of such series shall be issued;

                           (i)      Whether shares of that series shall carry
any preemptive right in or preemptive right to subscribe to any additional shares of Preferred Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds, debentures or other securities convertible into shares of stock of any class of the Corporation, or options or warrants carrying rights to purchase such shares or securities; and

                           (j)      Any other designations, preferences, voting
powers, qualifications, and special or relative rights or privileges of the shares of that series.

                  Except as specifically provided in these Articles, the holders of Preferred Stock or Common Stock shall not be entitled to any vote and shall not have any voting rights concerning the designation or issuance of any shares of Preferred Stock authorized by and complying with the conditions of these Articles, and subject to the authority of the Board of Directors or any authorized committee thereof as set forth above, the right to any such vote is expressly waived by all present and future holders of the capital stock of the Corporation.

                             CONTINUATION SHEET VIA
                      ARTICLE VI. OTHER LAWFUL PROVISIONS.

         Section 6.1 Certain Business Combinations

                  6.1.1 Vote Required for Certain Business Combinations. In addition to any affirmative vote required by the Massachusetts General Laws or by these Articles, and except as otherwise expressly provided in Section 6.1.3, any Business Combination (as hereinafter defined) shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Section 6.1, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article IV of these Articles). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of these Articles or any Certificate of Designation (as defined in Section 4.1.2) or in any agreement with any national securities exchange or otherwise.

                  6.1.2 Business Combination Defined. The term "Business Combination" as used in this Article VI shall mean:

                           (a)  any merger or consolidation of the Corporation
or any Subsidiary (as defined in Section 6.1.4(e)) with (a) any Interested Stockholder (as defined in Section 6.1.4(b)) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as defined in Section 6.1.4(d)) of an Interested Stockholder; or

                           (b) any sale, lease, exchange, mortgage, pledge,
transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as defined in Section 6.1.4(g)) equal to or greater than ten percent (10%) of the combined assets of the Corporation and its Subsidiaries; or

                           (c)  the issuance or transfer by the Corporation or
any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to or greater than ten percent (10%) of the combined assets of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof (established with the approval of a majority of the Disinterested Directors (as defined in Section 6.1.4(f))); or

                           (d)  the adoption of any plan or proposal for the
liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                           (e) any reclassification of securities (including any
reverse stock split) or recapitalization of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

                  6.1.3. When Higher Vote is Not Required. The provisions of
Section 6.1.1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as may be required by law or by any other provision of these Articles, if either (x) the condition specified in Section 6.1.3(a) is met or (y) all of the conditions specified in Section 6.1.3(b) are met:

                           (a)  Approval by Disinterested Directors.  The
Business Combination shall have been approved by two-thirds (2/3) of the Disinterested Directors, it being understood that this condition shall not be capable of satisfaction unless there is at least one Disinterested Director.

                           (b)  Price and Procedure Requirements.  All of the
following conditions shall have been met:

                                (1) The aggregate amount of the cash and the
Fair Market Value of consideration other than cash, determined as of the date of the consummation of the Business Combination, to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                                      (A)  (if applicable) the highest per share
price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                      (B)  the Fair Market Value per share of
Common Stock of the Corporation on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher.

                                (2) The aggregate amount of the cash and the
Fair Market Value of consideration other than cash, determined as of the date of the consummation of the Business Combination, to be received per share by holders of shares of any class of outstanding Voting Stock other than the Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Section 6.1.3(b)(2) shall be required to be met with respect to each such other class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                                      (A)  (if applicable) the highest per share
price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

                                      (B)  (if applicable) the highest
preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                                      (C) the Fair Market Value per share
of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                                (3) The holders of all outstanding shares of
Voting Stock not beneficially owned by the Interested Stockholder immediately prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares meeting all of the terms and conditions of this Section 6.1.3(b); provided, however, that the failure of any stockholders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this Section 6.1.3(b)(3) from being satisfied.

                                (4) The consideration to be received by
holders of any particular class or, if outstanding, any particular series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder or any of its Affiliates has previously paid for shares of such class or such series of Voting Stock. If the Interested Stockholder or any of its Affiliates has paid for shares of any class or any series of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of such class or such series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or such series of Voting Stock previously acquired by the Interested Stockholder or any of its Affiliates.

                                (5) The prices determined in accordance with
Section 6.1.3(b) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                                (6) After such Interested Stockholder has
become an Interested Stockholder and prior to the consummation of any such Business Combination: (a) except as shall have been approved by two-thirds (2/3) of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by two-thirds (2/3) of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by two-thirds (2/3) of the Disinterested Directors; and (c) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner (as such term is defined in Section 6.1.4(c)) of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                                (7) After such Interested Stockholder has
become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided, directly or indirectly, by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                                (8) A proxy or information statement
describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy or information statement shall contain, if a majority of the Disinterested Directors so requests, an opinion of a reputable investment banking firm which shall be selected by a majority of the Disinterested Directors, furnished with all information such investment banking firm reasonably requests and paid a reasonable fee for its services by the Corporation upon the Corporation's receipt of such opinion, as to the fairness (or lack of fairness) of the terms of the proposed Business Combination from the point of view of the holders of shares of Voting Stock (other than the Interested Stockholder).

                  6.1.4  Certain Definitions.  For the purpose of these
Articles:

                           (a)  A "person" shall include any individual, group
acting in concert, corporation, partnership, limited liability company, association, joint venture, pool, joint stock company, trust, unincorporated organization or similar company, syndicate, or any group formed for the purpose of acquiring, holding or disposing of securities.

                           (b) "Interested Stockholder" shall mean any person
(other than the Corporation, any Subsidiary or any employee stock ownership plan formed by the Corporation) who or which:

                                (1) is the beneficial owner, directly or
indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

                                (2) is an Affiliate of the Corporation and at
any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

                                (3) is an assignee of or has otherwise
succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, and such assignment or succession was not approved by two-thirds (2/3) of the Disinterested Directors.

                           (c) "Beneficial ownership" shall be determined
pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles; provided, however, that a person shall, in any event, also be deemed to be a "beneficial owner" of any shares of Voting Stock:

                                (1)  which such person or any of its Affiliates
or Associates (as hereinafter defined) beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the Exchange Act, as in effect on the date of filing of these Articles; or

                                (2) which such person or any of its
Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in Section 6.1.2) or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, (b) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner), or (c) the right to dispose of or transfer; or

                                (3) which are beneficially owned, directly
or indirectly, by any other person with which such first-mentioned person or any of its Affiliates or Associates has any agreements, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation;

and provided further, however, that (1) no Director or Officer of this Corporation (and no Affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors' or Officers' acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Voting Stock beneficially owned by another such Director or Officer (or any Affiliate thereof), and (2) neither any employee stock ownership plan or similar plan of the Corporation or any Subsidiary, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of its capacity as such trustee), shall be deemed, for any purposes hereof, to beneficially own any Voting Stock held under any such plan.

                  For purposes of computing the percentage beneficial ownership of Voting Stock of a person, the outstanding Voting Stock shall include shares deemed owned by such person through application of Section 6.1.4(c), but shall not include any other shares of Voting Stock which may be issuable by this Corporation pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                           (d) "Affiliate" or "Associate" shall have the
respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of filing of these Articles.

                           (e) "Subsidiary" means any corporation of which a
majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the exclusion from the definition of Interested Stockholder set forth in Section 6.1.4(b), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                           (f) "Disinterested Director" means

                                (1)  at any time when there is no Interested
Stockholder, any member of the Board of Directors, and

                                (2) at any time when there is an Interested
Stockholder, any Director of the Corporation who (i) is not, and was not at any time during the two-year period immediately prior to the date in question, an Affiliate or Associate of the Interested Stockholder, and (ii) either (A) was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder or (B) thereafter received favorable votes for his or her nomination or election as a Director by a majority of the Disinterested Directors then serving on the Board.

                           (g) "Fair Market Value" means:

                                (1)  in the case of stock, the highest closing
sale price during the 30-day period immediately preceding and including the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding and including the date in question on any automated quotation system maintained by the Nasdaq Stock Market, Inc. or any similar system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors; and

                                (2) in the case of property other than cash
or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors.

                           (h) All references to prices and values, including
references to "Fair Market Value" and "highest per share price" shall in each case be adjusted to the extent necessary to reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

                           (i) "Group acting in concert" shall mean persons
seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written, oral or otherwise, or persons acting with conscious parallel behavior, or any "group of persons" as defined under Section 13(d) of the Exchange Act. When persons act together for such purpose, their group is deemed to have acquired their stock.

                           (j) In the event of any Business Combination in which
the Corporation survives, the phrase "consideration other than cash" as used in
Section 6.1.3(b)(1) and Section 6.1.3(b)(2) hereof shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                           (k) For the purposes of determining the "Announcement
Date," in the event that the first public announcement of the proposal of the Business Combination is made after the close on such date of any securities exchange registered under the Exchange Act on which any shares of the Voting Stock of the Corporation are traded, or of any automated quotation system maintained by the Nasdaq Stock Market, Inc. or any other system on which any shares of the Voting Stock of the Corporation are listed, then the Announcement Date shall be deemed to be the next day on which such exchange or quotation system is open.

                  6.1.5. Powers of the Board of Directors. A majority of the Disinterested Directors of the Corporation then in office shall have the power and duty to determine for the purposes of this Section 6.1, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number or percentage of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equal to or greater than ten percent (10%) of the combined assets of the Corporation and its Subsidiaries,
(E) whether the requirements of Section 6.1.3 have been met with respect to any Business Combination, and (F) any other matters of interpretation arising under this Section 6.1. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Section 6.1.

                  6.1.6 No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Section 6.1 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                  6.1.7 Amendment, Repeal, etc. Notwithstanding any other provisions of these Articles or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or no vote may be specified by law, these Articles or the By-Laws of the Corporation), and in addition to any affirmative vote of the holders of Preferred Stock or any other class of capital stock of the Corporation or any series of the foregoing then outstanding which is required by law or by or pursuant to these Articles, the affirmative vote of the holders of eighty percent (80%) or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this
Section 6.1.

                  Section 6.2. Standards for Board of Directors' Evaluation of Offers. The Board of Directors of the Corporation, in determining whether the interests of the Corporation and its stockholders will be served by any offer of another person to (i) make a tender or exchange offer for any equity security of the Corporation, (ii) merge or consolidate the Corporation with or into another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may consider the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

                  Section 6.3 Stockholder Vote Required for Certain Transactions. Any (i) sale, lease or exchange of all or substantially all of the property or assets, including goodwill, of the Corporation, or (ii) merger, share exchange or consolidation of the Corporation with or into any other entity, shall require the affirmative vote of at least seventy-five percent (75%) of the total number of votes eligible to be cast by stockholders on such sale, lease or exchange, or merger, share exchange or consolidation, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose. The seventy-five percent (75%) vote requirement set forth in the previous sentence shall not apply, and only the affirmative vote of a majority of the total number of votes eligible to be cast by stockholders on such matter, voting together as a single class, shall be required for approval of a merger, share exchange, or consolidation which would result in the Voting Stock (as such term is defined in Section 6.1.1) of the Corporation outstanding immediately prior to the transaction continuing to represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity) more than seventy percent (70%) of the Voting Stock of the Corporation or such surviving entity outstanding immediately after such merger, share exchange, or consolidation. The term "surviving entity" shall mean (i) the entity that continues to exist following a merger or a consolidation or (ii), with respect to a share exchange, the entity that issues its securities in exchange for the outstanding securities of another entity. The provisions of this Section 6.3 shall not apply to the extent that a higher percentage vote shall be required by law or the provisions of Section 6.1 of these Articles.

                  Section 6.4 Preemptive Rights. Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares of the capital stock of the Corporation which may be issued.

                  Section 6.5 Directors

                  6.5.1. Classification of Directors. The Directors, other than those who may be elected by the holders of any series of Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible, with one class to be elected annually. The initial Directors of the Corporation shall hold office as follows: the first class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, the second class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 2000, and the third class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 2001. At each succeeding annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

                  6.5.2. Removal of Directors. Subject to the rights of the holders of any Preferred Stock then outstanding, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office, only for cause and only by an affirmative vote of not less than two-thirds (2/3) of the total votes eligible to be cast by stockholders, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the Director whose removal will be considered at the meeting and the Director will be provided an opportunity to be heard before the stockholders.

                  6.5.3. Limitation of Liability of Directors. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this Section 6.5.3 shall not eliminate or limit any liability of a Director
(i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the General Laws of The Commonwealth of Massachusetts, or
(iv) with respect to any transaction from which the Director derived an improper personal benefit. No amendment or repeal of this Section 6.5.3 shall adversely affect the rights and protection afforded to a Director of this Corporation under this Section 6.5.3 for acts or omissions occurring prior to such amendment or repeal. If the Massachusetts Business Corporation Law is hereafter amended to further eliminate or limit the personal liability of Directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the Directors of this Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

                  Section 6.6. Transactions with Interested Persons. For the purposes of this Section 6.6, "Interested Person" means any person or organization in any way interested in the Corporation, whether as a director, officer, stockholder, employee or otherwise, and any other entity in which any director, officer, stockholder or employee of the Corporation is a director, officer, stockholder or employee or is otherwise interested in any way. The Corporation may enter into contracts or transact business with one or more Interested Persons and may enter into other contracts or transactions in which one or more Interested Persons are in any way interested. In the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that any such Interested Person has or may have any interest which is or might be adverse to the interest of the Corporation even though the vote or action of an Interested Person having such an adverse interest may have been necessary to obligate the Corporation upon such contract or transaction.

                  At any meeting of the Board of Directors (or of any duly authorized committee thereof) at which any such contract or transaction shall be authorized or ratified, any Director having such adverse interest may vote or act thereat with like force and effect as if he or she had no such interest, provided in such case that the nature of such interest (though not necessarily the extent or details thereof) shall be disclosed or shall have been known to the Directors. A general notice that a Director or officer is interested in any corporation, organization or other concern of any kind referred to above shall be a sufficient disclosure as to the interest of such Director or officer with respect to all contracts and transactions with such corporation, organization or other concern. No Director shall be disqualified from holding office as a Director or an officer of the Corporation by reason of any such adverse interest, unless the Board of Directors shall determine that such adverse interest is detrimental to the Corporation. In the absence of fraud, no Director, officer or stockholder having such adverse interest shall be liable on account of such adverse interest to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such Director, officer or stockholder be accountable on such ground for any gains or profits realized thereon.

                  Section 6.7 Indemnification

                  6.7.1 Officers. To the extent permitted by law and except as provided in Sections 6.7.3 and 6.7.4, each Officer of the Corporation (and his or her heirs and personal representatives) shall be indemnified by the Corporation against all Expenses incurred by him or her in connection with any Proceeding in which he or she is involved as a result of (a) his or her serving or having served as an Officer or employee of the Corporation, (b) his or her serving or having served as a Director, officer or employee of any of its wholly-owned Subsidiaries, or (c) his or her serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of the Corporation. Capitalized terms used but not defined in this
Section 6.7 shall have the meanings defined in Section 6.7.9.

                  6.7.2 Non-Officer Employees. To the extent permitted by law and except as provided in Sections 6.7.3 and 6.7.4, each non-Officer Employee of the Corporation (and his or her heirs and personal representatives) may, in the discretion of the Board of Directors, be indemnified against any or all Expenses incurred by him or her in connection with any Proceeding in which he or she is involved as a result of (a) his or her serving or having served as a non-Officer Employee of the Corporation, (b) his or her serving or having served as a Director, officer, or employee of any of its wholly-owned subsidiaries, or (c) his or her serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust employee benefit plan or other entity at the request or direction of the Corporation.

                  6.7.3 Service at Direction of Board of Directors. No indemnification shall be provided to an Officer or non-Officer Employee with respect to his or her serving or having served in any capacity "at the request or direction of the Corporation" unless such service was required or directed by vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates; provided that the Board of Directors may provide an Officer or non-Officer Employee with indemnification, as to a specific Proceeding, even though such Board of Directors vote was not obtained, if in its discretion, the Board of Directors determines it to be appropriate for the Corporation to do so.

                  6.7.4 Certain Limitations. No indemnification shall be provided to an Officer or to a non-Officer Employee with respect to a matter as to which he or she shall have been determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Section 6.7 or otherwise. If in a Proceeding brought by or in the right of the Corporation, a Director of the Corporation is held not liable for monetary damages, whether because that Director is relieved of personal liability under the provisions of Section 6.5.3 of these Articles or otherwise, that Director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for Expenses reasonably incurred in the defense of such Proceeding.

                  6.7.5 Advancement of Expenses. In the event that the Corporation does not assume the defense, or unless and until the Corporation assumes the defense pursuant to Section 6.7.7 of any Proceeding of which the Corporation receives notice under this Section 6.7, the Corporation shall pay, in the case of a Director or officer at the level of Vice President or above, and may pay, in the case of any other Indemnitee, any Expenses incurred by such Indemnitee in defending a Proceeding or any appeal therefrom in advance of the final disposition of such Proceeding ("Advancement of Expenses"); provided, however, that if the Proceeding is initiated by the Indemnitee or the Disinterested Directors, then the Corporation may, but need not, pay such Expenses in advance of the final disposition of such Proceeding. The Board of Directors shall have the authority, in its discretion, to pay Expenses incurred by any other Officer or any Non-Officer Employee in defending a Proceeding or any appeal therefrom in advance of the final disposition of such Proceeding.

                  Notwithstanding the foregoing, to the extent required by the Massachusetts Business Corporation Law Expenses incurred by an Indemnitee in advance of the final disposition of a Proceeding may be paid only upon the Corporation's receipt of an undertaking ("Undertaking") by the Indemnitee to repay such payment if there shall have been a Final Adjudication that such Indemnitee is not entitled to be indemnified for such expenses under this
Section 6.7 or otherwise. The Corporation may accept such Undertaking without reference to the financial ability of the Indemnitee to make such repayment.

                  6.7.6 Right of Indemnitee to Bring Suit. If a claim under this
Section 6.7 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an

Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law. In addition, in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this
Section 6.7 or otherwise shall be on the Corporation.

                  6.7.7 Notification and Defense of Claim. Each Indemnitee must notify the Corporation in writing as soon as practicable of any Proceeding involving him or her or with respect to which indemnity will or could be sought. With respect to any Proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After the Corporation notifies the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this
Section 6.7.7. The Indemnitee shall have the right to employ his or her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action. In each such case, the fees and expenses of Indemnitee's counsel reasonably acceptable to the Corporation shall be at the expense of the Corporation, except as otherwise expressly provided by this Section 6.7. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

                  6.7.8 Insurance. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any liability of any character asserted against and incurred by the Corporation or any such Indemnitee, or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Section 6.7 or under the Massachusetts Business Corporation Law. The Corporation's obligation to provide indemnification under this Section 6.7 shall be offset to the extent indemnification is available from any other source, including any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

                  6.7.9 Definitions. For the purposes of this Section 6.7:

                  (a) "Officer" means (i) any person who serves or has served as a Director of the Corporation (ii) any person who serves or has served in any other office filled by election or appointment by the Board of Directors, whether or not such person is an officer of the Corporation within the definition of that term as contained in the By-Laws of the Corporation, and
(iii) any other person who serves or has served, at the request or direction of the Corporation, as a Director or officer of any of the Corporation's wholly-owned subsidiaries;

                  (b) "non-Officer Employee" means any person who serves or has served as an employee or agent of the Corporation but who is not an Officer;

                  (c) "Indemnitee" means each Officer, and each non-Officer Employee whom the Board of Directors has determined to indemnify pursuant to
Section 6.7.2;

                  (d) "Proceeding" means any action, suit, proceeding or investigation, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency; and

                  (e) "Expenses" means any liability fixed by a judgment, order, decree or award (including, but not limited to, judgments, fines, ERISA excise taxes or penalties) in a Proceeding, any amount actually and reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

                  6.7.10 Other Indemnification Rights. The provisions of this
Section 6.7 shall not be construed to be exclusive. The Corporation shall have the power to indemnify (and to provide for the Advancement of Expenses to) its Officers and any of its agents or employees who are not Officers and to enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which it deems to be appropriate. Nothing in this
Section 6.7 shall limit any lawful rights to indemnification existing independently of this Section 6.7.

                  6.7.11 Survival of Benefits. The provisions of this Section
6.7 shall be applicable to persons who shall have ceased to be Directors or officers of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to be indemnified hereunder. Nothing hereunder shall be deemed to limit the Corporation's authority to indemnify any person pursuant to any contract or otherwise.

                  6.7.12 Subsequent Amendment. The right to indemnification conferred in this Section 6.7 shall be a contract right and no amendment, termination or repeal of this Section 6.7 or of the relevant provisions of the Massachusetts Business Corporation Law or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any Proceeding arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

                  6.7.13 Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Section 6.7 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

                  6.7.14 Subsequent Legislation. If the Massachusetts General Laws are amended after adoption of this Section 6.7 to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

                  6.7.15 Savings Clause. If this Section 6.7 or any portion hereof shall be found invalid on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any Expenses with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Section 6.7 that shall not have been found invalid and to the fullest extent permitted by applicable law.

                  Section 6.8. Acting as a Partner. The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

                  Section 6.9. Stockholders' Meetings. Meetings of stockholders may be held anywhere in the United States.

                  Section 6.10. Call of Special Meetings. Special meetings of stockholders may be called by a majority of the Directors then in office (provided, however, that if there is an Interested Stockholder, any such call by the Board of Directors shall also require the affirmative vote of a majority of the Disinterested Directors then in office). Special meetings shall be called by the Clerk or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least two-thirds (2/3) in interest of the capital stock entitled to vote at such meeting. Application to a court pursuant to Section 34(b) of Chapter 156B of the General Laws of The Commonwealth of Massachusetts requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least two-thirds (2/3) in interest of the capital stock entitled to vote at such meeting. The hour, date and place of any special meeting and the record date for determining the stockholders having the right to notice of and to vote at such meeting shall be determined by the Board of Directors or the President. At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting in accordance with the procedures set forth in the By-Laws of the Corporation.

                  Section 6.11. Amendment of By-Laws.

                  6.11.1 Amendment by Directors. Except as otherwise required by law, the By-laws of the Corporation may be amended by the affirmative vote of a majority of the Directors then in office at a duly constituted meeting of the Board of Directors (unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of two-thirds (2/3) of the Disinterested Directors then in office at such meeting). Not later than the time of giving notice of the annual meeting of stockholders next following the amending by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws.

                  6.11.2 Amendment by Stockholders. The By-laws of the Corporation may be amended at a duly constituted meeting of stockholders called expressly for such purpose, by the affirmative vote of at least seventy-five percent (75%) of the total voted eligible to be cast by stockholders on such amendment, voting together as a single class; provided, however, that if the Board of Directors recommends, by the affirmative vote of two-thirds (2/3) of the Directors then in office at a duly constituted meeting of the Board of Directors (unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of two-thirds (2/3) of the Disinterested Directors then in office at such meeting), that stockholders approve such amendment at such meeting of stockholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by stockholders on such amendment, voting together as a single class.

                  Section 6.12. Amendment of Articles of Organization. These Articles may be amended at a duly constituted meeting of stockholders called expressly for such purpose, by the affirmative vote of at least seventy-five percent (75%) of the total votes eligible to be cast by stockholders on such amendment, voting together as a single class; provided, however, that if the Board of Directors recommends, by the affirmative vote of at least two-thirds (2/3) of the Disinterested Directors then in office at a duly constituted meeting of the Board of Directors, that stockholders approve such amendment at such meeting of stockholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by stockholders on such amendment, voting together as a single class. Notwithstanding the foregoing, to the extent that any provision of these Articles provides for stockholder approval by a vote of more than a majority of the total votes eligible to be cast, such provision may only be amended, altered, changed or repealed after approval by the same percentage vote as is provided for in such provision.

                  Section 6.13. Beneficial Ownership Limitation.

                  6.13.1 For a period of five (5) years from the date of consummation of the initial issuance by the Corporation of Common Stock to the public (the "Stock Issuance Date"), no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of the outstanding shares of Voting Stock of the Corporation. This limitation shall not apply (i) to any acquisition of shares of capital stock of the Corporation which has been expressly approved in advance by an affirmative vote of not less than two-thirds (2/3) of the Directors then in office (unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of two-thirds (2/3) of the Disinterested Directors then in office at such meeting), or (ii) to any offer with a view toward public resale made exclusively to the Corporation or to any underwriters acting on behalf of the Corporation or to the selling group acting on the underwriter's behalf in connection with a public offering of the Corporation's capital stock, or (iii) to a corporate reorganization which does not result in any change in the respective beneficial ownership interests of the Corporation's stockholders other than pursuant to the exercise of any dissenters' appraisal rights.

                  6.13.2 In the event Voting Stock is acquired in violation of this Section 6.13, the excess shares shall no longer be entitled to vote on any matter or take other stockholder action or be counted in determining the total number of outstanding shares for purposes of any matter involving stockholder action, and the Board of Directors may cause such excess shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds from such sale. The term "offer" as used in this Section 6.13 includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of, a security or interest in a security for value.

                  Section 6.14 Interpretation. When a reference is made in these Articles to a Section, such reference shall include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The headings contained in these Articles are for reference purposes only and shall not affect in any way the meaning or interpretation of these Articles.

                  Section 6.15 Certain Statutes. The provisions of Chapters 110D and 110F of the Massachusetts General Laws shall not apply to the Corporation.

                                  ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                  ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

   791 Purchase Street, New Bedford, MA 02740

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

NAME                                              RESIDENTIAL ADDRESS                POST OFFICE ADDRESS
President: Kevin G. Champagne              269 Wilbur St., New Bedford, MA 02740            Same

Treasurer: Francis S. Mascianica, Jr.      49 William Bradford Rd.
                                           North Dartmouth, MA 02747                        Same

Clerk: J. Louis LeBlanc                    4090 Acushnet Ave., New Bedford, MA 02745        Same

Directors: See Continuation Sheet VIII(b) attached hereto and made a part hereof.


c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: October

d. The name and business address of the resident agent, if any, of the corporation is: None

We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

See Articles II through VI hereof.



SIGNED UNDER THE PENALTIES OF PERJURY, this ____ day of ___________, 1998,

/s/ Kevin G. Champagne,                         President,
----------------------------------

/s/ J. Louis LeBlanc,                           Clerk
----------------------------------

                           Continuation Sheet VIII(b)
                                 Directors List
                                 --------------

Name                       Residence                             Post Office Address
----                       ---------                             -------------------
Manuel G. Camacho, DDS     189 Adelaide Street                           Same
                           New Bedford, MA 02745

David P. Cameron           8 Mattakiset Road, Box 287                    Same
                           Mattapoisett, MA 02739

Kevin G. Champagne         269 Wilbur Street                             Same
                           New Bedford, MA 02740

Howard C. Dyer, Jr.        6 Lucy Street                                 Same
                           South Dartmouth, MA 02748

Glen F. Johnson            180 Bedford Street                            Same
                           New Bedford, MA 02740

Thornton P. Klaren, Jr.    486 Elm Street                                Same
                           South Dartmouth, MA 02748

J. Louis LeBlanc, Esq.     4090 Acushnet Avenue                          Same
                           New Bedford, MA 02745

A. William Munro           6 Stone Gate Road                             Same
                           Warren, RI 02885

Carl Ribeiro               80 Olde Knoll Road                            Same
                           Marion, MA 02738

Joseph H. Silverstein      130 Clarendon Street                          Same
                           Dartmouth, MA 02747

Gerald H. Silvia           496 Riverside Drive                           Same
                           Tiverton, RI 02878

                       THE COMMONWEALTH OF MASSACHUSETTS


                       RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

                =================================================

                I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $________________ having been paid, said articles are deemed to have been filed with me this ____ day of _________________, 19__.


                Effective Date: _________________________________



                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth

                I hereby approve the within restated articles of organization.


                ---------------------    ------------------------
                       Date               Commissioner of Banks

                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                Peter W. Coogan, Esq.
                -------------------------------------------------
                Foley, Hoag & Eliot LLP
                -------------------------------------------------
                One Post Office Square
                -------------------------------------------------
                Boston, MA 02109
                -------------------------------------------------

                Telephone: (617) 832-1000
                           --------------------------------------